UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant     [X]

Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                                West Marine, Inc.
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(Name of Registrant as Specified in Its Charter)


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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Contacts:  West Marine, Inc.
Eric Nelson, Senior Vice President and Chief Financial Officer
(831) 761-4489
Russell Solt, Director of Investor Relations
(831) 761-4229


                 WEST MARINE ANNOUNCES CHANGE TO PROXY STATEMENT
           PROPOSAL TO REDUCE SHARES SOUGHT FOR EQUITY INCENTIVE PLAN

WATSONVILLE, CA, May 3, 2004 -- West Marine, Inc. (Nasdaq: WMAR) today announced a change to a proposal contained in proxy material for its upcoming May 11, 2005 annual meeting of stockholders. West Marine today filed revised proxy material with the Securities and Exchange Commission ("SEC") that changes the proposed amendment to the West Marine omnibus equity incentive plan (the "Plan"). The sole change to the Plan proposal decreases the number of additional shares of West Marine common stock authorized for issuance from 1,600,000 to 375,000.

This reduction in the number of additional shares available for issuance under the Plan is the only change to the matters to be voted on at the annual meeting from the original West Marine proxy statement, which was mailed to stockholders on or about April 11, 2005. Stockholders who have already submitted a proxy and wish to change their vote should refer to the revised proxy material or call West Marine at the number below.

The 2005 annual meeting of West Marine stockholders will be held at West Marine's company headquarters, 500 Westridge Drive, Watsonville, California, on Wednesday, May 11, 2005, at 10:30 a.m., local time. Copies of the revised proxy material can be obtained through the SEC's website, http://www.sec.gov, or from West Marine by calling the Assistant Secretary of West Marine at 831-761-4869.

About West Marine

West Marine, Inc. is the nation's largest specialty retailer of boating supplies and apparel, with 383 stores in 38 states, Canada and Puerto Rico, and more than $680 million in annual sales. The Company's catalog and Internet channels offer customers approximately 50,000 products - far more than any competitor - and the convenience of being able to exchange catalog and Internet purchases at its retail stores. The Company's Port Supply division is the country's largest wholesale distributor of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies.